2020 Second Quarter Earnings Webcast July 29, 2020

Presenting Today Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking Bob Rowe, statements often address our expected future business President & CEO and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable Brian Bird, assumptions, actual results may differ materially. The Chief Financial Officer factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. 2

Second Quarter Highlights • Net income for the second quarter decreased $26.2 million as compared to the same period in 2019. This decrease was primarily due to an income tax benefit in 2019, lower gross margin due to impacts of the COVID-19 pandemic, and higher depreciation expense. These were offset in part by a decrease in operating, general and administrative expenses and customer growth. • Diluted earnings per share decreased $0.51 as compared to the same period in 2019. • Diluted Non-GAAP earnings per share decreased $0.08 per share after adjusting for the income tax benefit, mentioned above, and normal weather. • The Board of Directors declared a quarterly dividend of $0.60 per share payable September 30th to shareholders of record as of September 15th, 2020. Employee safety and customer satisfaction remain at, or near, all-time highs with COVID emergency operating structure in place. 3

Summary Financial Results (Second Quarter) (1) 4 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Gross Margin (Second Quarter) (dollars in millions) Three Months Ended June 30, 2020 2019 Variance Electric $ 169.6 $ 177.0 ($ 7.4) (4.2%) Natural Gas 38.7 38.0 0.7 1.8% Total Gross Margin (1) $ 208.3 $ 215.0 ($ 6.7) (3.1%) Decrease in gross margin due to the following factors: ($4.4) Montana electric supply cost recovery Covid-19 (3.3) Electric QF liability adjustment We estimate a net (0.5) Electric transmission $3-4 million impact of (0.2) Electric retail volumes and demand lower commercial and (0.1) Montana natural gas rates industrial usage 0.4 Natural gas retail volumes (demand and loads) (0.1) Other ($8.2) Change in Gross Margin Impacting Net Income partially offset by increased retail usage. $2.1 Property taxes recovered in trackers 0.5 Operating expenses recovered in trackers (1.1) Production tax credits flowed-through trackers $1.5 Change in Gross Margin Offset Within Net Income ($6.7) Decrease in Gross Margin (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure 5 See appendix for additional disclosure.

Weather (Second Quarter) We estimate favorable weather in Q2 2020 resulted in a $0.5M pretax benefit as compared to normal and $0.8M pretax benefit as compared to Q2 2019. 6

Operating Expenses (Second Quarter) (dollars in millions) Three Months Ended June 30, 2020 2019 Variance Operating, general & admin. $ 71.7 $ 80.8 ($ 9.1) (11.3%) Property and other taxes 47.0 44.3 2.7 6.1% Depreciation and depletion 44.8 41.0 3.8 9.3% Operating Expenses $ 163.5 $ 166.1 ($ 2.6) (1.6%) Decrease in operating, general & admin expense due to the following factors: ($3.7) Employee benefits (incl. $0.9 million Covid-related lower medical) (2.6) Generation maintenance Covid-19 (1.8) Labor (incl. $0.7 million Covid-related lower in-home customer work) (1.2) Hazard trees $3.1 million in (1.2) Travel and training (estimated to be all Covid-related) increased 3.1 Uncollectible accounts (estimated to be all Covid-related) uncollectable accounts (2.3) Other expense was partially ($9.7) Change in OG&A Items Impacting Net Income offset by an estimated $1.5 Pension and other postretirement benefits $2.8M of lower Covid- 0.5 Operating expenses recovered in trackers (1.4) Non-employee directors deferred compensation related expense. $0.6 Change in OG&A Items Offset Within Net Income ($9.1) Decrease in Operating, General & Administrative Expense $2.7 million increase in property and other taxes due primarily to increase in Montana state and local taxes offset in part by lower MPSC tax and invasive species taxes. $3.8 million increase in depreciation expense primarily due to a lower depreciation expense in 7 the 2nd quarter 2019 as a result of our MT rate case settlement and to a lesser extent plant additions.

Operating to Net Income (Second Quarter) (dollars in millions) Three Months Ended June 30, 2020 2019 Variance Operating Income $ 44.8 $ 48.8 $ (4.0) (8.2%) Interest Expense (24.3) (23.5) (0.8) (3.4%) Other Income 0.2 0.1 0.1 100.0% Income Before Taxes 20.8 25.5 (4.7) (18.4%) Income Tax Benefit 0.7 22.2 (21.5) (96.8%) Net Income $ 21.5 $ 47.7 ($ 26.2) (54.9%) $0.8 million increase in interest expense, including approximately $0.7 million as a result of higher borrowings, as a precautionary measure in order to increase our cash position and preserve financial flexibility in light of uncertainty in the markets. $0.1 million increase in other income was due to a decrease in other pension expense of $1.5 million partially offset by a $1.4 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation, both of which are offset in operating, general and administrative expense with no impact to net income. $21.5 million decrease in income tax benefits due primarily to the release of approximately $23.2 million of unrecognized tax benefits, including $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitations in the second quarter of 2019. 8

Income Tax Reconciliation (Second Quarter) 9

Balance Sheet 10

Cash Flow Cash from operating activities increased by ~$75M primarily due to the improved collections of energy supply costs in the current period, as compared with higher procured supply costs, credits to Montana customers of approximately $20.5 million in the first quarter of 2019, and transmission generation interconnection refunds all in the prior period. These improvements were offset in part by reduced net income. 11

Adjusted Non-GAAP Earnings (Second Quarter) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was 12 historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

Diluted Earnings Per Share Updated 2020 Guidance Range Non-GAAP Adjusted EPS Growth Averaged 5.4% from 2013 - 2019 NorthWestern is affirms its 2020 previously revised earnings guidance range of $3.30 to $3.45 per diluted share based upon, but not limited to, the following major assumptions and expectations: • COVID-19 related business slowdowns and closures in our service territory continue to ease during the third quarter and nearly fully recovered in the fourth quarter 2020; • Regulatory recovery of COVID-19 related uncollectable account expense; • Normal weather in our electric and natural gas service territories; • A consolidated income tax rate of approximately (5%) to 0% of pre-tax income; and • Diluted shares outstanding of approximately 50.9 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long-term 6-9% total return to our investors through a combination of earnings growth and dividend yield. 13 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS”

2019 Non-GAAP to 2020 Revised EPS Bridge Since first quarter earnings, the primary change reflected in the earnings bridge above is increased property tax expense (based on Montana Dept. of Revenue’s valuation finalized in second quarter) partially offset by increased Seegross appendix margin for additional (due disclosuresto increased regarding property “Non-GAAP taxes Financial recoverable Measures through” tax tracker). 14

COVID-19: Margin Expectations Applying our high-level estimated impacts above to customer loads results in the following overall impact to load by class: Second quarter gross margin was generally in line with our Covid assumptions. We experienced a decline in gross margin of approximately $3 - $4 million by reduced commercial and industrial offset in part by increased residential usage. We expect the Covid usage trends to continue with slow reversion to ‘normal’ by year-end. 15

COVID-19: Expense Expectations Expenses we expect to increase: • Bad debt expense • We assume significant recovery through a regulatory mechanism • COVID related charitable contributions Expenses we expect to decrease: • Distribution customer work • Contract services and material costs • Fleet fuel costs • Travel and employee education • Lower medical expense and incentive pay Areas unchanged but will monitor and manage appropriately • Capital spending still expected at approximately $400 million • Supply chain – No significant issues anticipated as nearly all vendors in USA • Staffing levels – No layoffs expected and still hiring for critical positions Estimated Covid related expense reductions were generally in line with our expectations. However, without an approved recovery mechanism in place, increased uncollectable accounts expense and increased interest expense from higher liquidity needs more than offset Covid related savings. 16

Maintaining Capital Investment Forecast $1.8 billion of total capital investment over five years We anticipate financing this capital with a combination of cash flow from operations (aided by NOLs available into 2021), first mortgage bonds and equity issuances. Based on current expectations, any equity issuance would be late 2020 or early 2021 and would be sized to maintain and protect current credit ratings. Significant capital investments that are not in the projections or negative regulatory actions could necessitate additional equity funding. Based on the results of the recent competitive solicitation process in South Dakota, $80 million of incremental investment for SD generation is included above (spread between 2020-2021). Capital projections above do not include investment necessary to address identified generation capacity issues in Montana. These additions could increase the capital forecast above in excess of $200 million over the next five years. 17

Looking Forward

Regulatory

- The MPSC recently approved a pilot **Fixed Cost Recovery Mechanism (FCRM)** effective July 1, 2020. We asked the MPSC to delay the start of the pilot for one year until July 1, 2021 due to the uncertainty created by the COVID-19 pandemic. The MPSC granted the requested one-year delay of implementation but requested 'shadow accounting' to inform the commission of the impacts had the FCRM been implemented as scheduled.
- In June 2019, the **FERC** issued an order accepting our **filing of Montana transmission assets**, granting interim rates, establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. A settlement judge has been appointed and settlement negotiations are ongoing. We expect to submit a compliance filing with the MPSC upon resolution of our case adjusting the FERC credit in our retail rates.
- NorthWestern's application to acquire an additional 92.5MW of Colstrip Unit 4 for $1.00 from Puget Sound Energy has been filed with the MPSC. On July 14, the MPSC voted to suspend the **Colstrip procedural schedule** until an updated purchase and sale agreement, reflecting Talen's exercise of right of first refusal, has been filed.
- Each year we submit filings for recovery of electric, natural gas and property taxes. The respective commissions review these tracker filings and make cost recovery determinations based on prudency.

Electric Resource Planning

- South Dakota: Construction of approximately 60MW / $80 million flexible reciprocating internal combustion engines in Huron, SD to be online by late 2021.
- Montana: Competitive all-source solicitation for up to 280 MWs of flexible capacity issued February 2020 with project(s) selection in first quarter 2021 and online in early 2023.

Continue to Invest in our Transmission & Distribution Infrastructure

- Comprehensive grid modernization and infrastructure program to ensure safety, capacity and reliability.

Plans to join Western Energy Imbalance Market (EIM) in April 2021

- Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability.


Puget Sound Energy
Powerex
Seattle City Light
Tacoma Power
Avista
Portland General Electric
Bonneville Power Administration
NorthWestern Energy
Idaho Power
PacifiCorp
PacifiCorp
BANC
NV Energy
Turlock Irrigation District
California ISO
Public Service Company of New Mexico
Arizona Public Service
Los Angeles Dept. of Water & Power
Tucson Electric Power
Salt River Project
Market Operator
California ISO
EIM entity
Active participant
Planned EIM entry 2020
Planned EIM entry 2021
Planned EIM entry 2022

18

Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects 19

Appendix 20

25% of Colstrip Unit 4 Acquisition On December 9, 2019 NorthWestern (NWE) executed a Purchase and Sale Agreement for the acquisition of Puget Sound Energy’s (PSE) 25% ownership interests in Colstrip Unit 4 (CU4). • Generating Capacity: 185 MW (bringing our total ownership to 407 MW, or 55% of CU4) • Purchase Price: $1.00 • PSE will remain responsible for its current pro rata ownership share of environmental and pension liabilities attributed to events or conditions existing prior to closing of the transaction and for any demolition, reclamation, or remediation costs associated with the existing facilities that comprise CU4. • PSE will enter a Power Purchase Agreement (PPA) with NWE to purchase 90 MW of power for approximately 5 years – indexed to hourly Mid-Columbia power prices. • Net proceeds from the PPA will be placed in a fund and applied against future decommissioning and remediation costs related to the existing 30%, or 222 MW, ownership in CU4. • PPA includes a price floor that reflects the recovery of all fixed operating and maintenance and variable generation costs. • The transaction is conditioned upon MPSC Pre-Approval (filed in February 2020). • Entered a separate agreement (predicated on approval of generation transaction) to acquire an additional 90MW interest in the 500 kV Colstrip Transmission System for net book value at time of sale – expected to be $2.5 to $3.8 million. • Update to transaction • April 2020, Talan Energy, LLC exercised it’s right of first refusal to accept ½ the offer made by Puget Sound Energy to NWE • Talen’s proportionate share of the 185 MW capacity is 92.5 MW. • Talen, while not a co-owner of the Colstrip Transmission System, has claimed that its right of first refusal extends to the transmission assets. We disagree with Talen’s claim and will oppose Talen’s efforts to obtain interest in the 45 MW of transmission assets. • We supplemented our application with the MPSC to reflect this development, but have not completed negotiations. • MPSC suspended the procedural schedule until an updated purchase and sale agreement, reflecting Talen’s interest is provided. NWE currently has a 46% reserve margin deficit during peak periods. This exposes our customers to greater market exposure than any of our regional peers. In addition, planned retirements in the Pacific Northwest region exceeding 3,600 MW will compound our market exposure. Acquiring incremental interest in Colstrip Unit 4 will 21 limit this impact and provide a bridge to future generation technologies.

Appendix Segment Results (Second Quarter) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 22 See appendix for additional disclosure.

Appendix Electric Segment (Second Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 23 See appendix for additional disclosure.

Appendix Natural Gas Segment (Second Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 24 See appendix for additional disclosure.

Appendix Summary Financial Results (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 25 See appendix for additional disclosure.

Appendix Gross Margin (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2020 2019 Variance(1) Electric $ 350.4 $ 373.0 ($ 22.6) (6.1%) Natural Gas 101.9 110.4 (8.5) (7.7%) Total Gross Margin $ 452.3 $ 483.4 ($ 31.1) (6.4%) Decrease in gross margin due to the following factors: (1) Gross Margin, defined as ($8.9) Electric retail volumes and demand revenues less cost of sales, is a non-GAAP (8.0) Natural gas retail volumes Measure See appendix (3.3) Lower electric QF liability adjustment for additional disclosure. (2.7) Montana electric supply cost recovery (1.5) Montana transmission (0.7) Montana natural gas rates 1.6 Montana electric rates (6.8) Other ($30.3) Change in Gross Margin Impacting Net Income ($3.0) Production tax credits flowed-through trackers (0.2) Operating expenses recovered in trackers 2.4 Property taxes recovered in trackers ($0.8) Change in Gross Margin Offset Within Net Income ($31.1) Decrease in Gross Margin 26 26

Appendix Weather (Six Months Ended June 30) We estimate unfavorable weather through the first 6 months of 2020 has contributed approximately $3.5M pretax detriment as compared to normal and $17.2M pretax 27 detriment as compared to the same period in 2019.

Appendix Operating Expenses (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2020 2019 Variance Operating, general & admin. $ 150.7 $ 161.9 ($ 11.2) (6.9%) Property and other taxes 91.5 89.1 2.4 2.7% Depreciation and depletion 90.0 86.6 3.4 3.9% Operating Expenses $ 332.2 $ 337.6 ($ 5.4) (1.6%) Decrease in Operating, general & admin expense due to the following factors: ($3.7) Employee benefits (1.8) Labor (1.2) Hazard trees (1.2) Travel and training (1.2) Generation maintenance 3.1 Uncollectible accounts (1.9) Other ($7.9) Change in OG&A Items Impacting Net Income ($6.3) Non-employee directors deferred compensation (0.2) Operating expense recovered in trackers 3.2 Pension and other postretirement benefits ($3.3) Change in OG&A Items Offset Within Net Income ($11.2) Decrease in Operating, General & Administrative Expenses $2.4 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $3.4 million increase in depreciation expense primarily due to a reduction in depreciation 28 Q2 of 2019 as a result of our Montana electric rate case, and to a lesser extent plant additions

Appendix Operating to Net Income (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2020 2019 Variance Operating Income $ 120.1 $ 145.8 ($ 25.7) (17.6%) Interest Expense (48.6) (47.3) (1.3) (2.7%) Other (Expense) / Income (1.8) 1.3 (3.1) (238.5%) Income Before Taxes 69.7 99.8 (30.1) (30.2%) Income Tax Benefit 2.5 20.7 (18.2) (87.9%) Net Income $ 72.2 $ 120.5 ($ 48.3) (40.1%) $1.3 million increase in interest expense, including approximately $0.7 million as a result of higher borrowings in the second quarter 2020, to increase our cash position as a precautionary measure and preserve financial flexibility. $3.1 million increase in other expense was due to a $6.3 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation that was partially offset by a $3.2 million decrease in other pension expense, both of which are offset in operating, general, and administrative expense with no impact to net income. $18.2 million decrease in income tax benefit. The income tax benefit for 2019 reflects the release of approximately $22.8 million of unrecognized tax benefits, including approximately $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitation in the second quarter of 2019. Our effective tax rate for the six months ended June 30, 2019 was (3.6%) as compared with (20.7%) for the same period of 2019. We expect our 2020 effective tax rate to range between negative 5% and 0%. 29

Appendix Income Tax Reconciliation (Six Months Ended June 30) 30

Appendix Adjusted Non-GAAP Earnings (Six Months Ended June 30) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the 31 non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

Appendix Segment Results (Six Months Ended June 30) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 32 See appendix for additional disclosure.

Appendix Electric Segment (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 33 See appendix for additional disclosure.

Appendix Natural Gas Segment (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 34 See appendix for additional disclosure.

Appendix Quarterly PCCAM Impacts In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio 35 for other purchases.

Appendix Qualified Facility Earnings Adjustment The gain in 2020 for our QF liability was $3.1 million in total, it was comprised of $2.2 million adjustment to the liability and $0.9 million lower actual costs over last 12 months (QF contract year). This $3.1 million benefit is $3.3 million less than the $6.4 million total benefit we recognized in Q2 last year. Due to our expectations regarding the remeasurement frequency of our QF liability, we no longer reflect this adjustment as a non-GAAP measure. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 36

Appendix Non-GAAP Financial Measures These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non- GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non- GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other 37 companies' similarly titled measures.

38